Exhibit 99.1

PRA Group Reports Second Quarter 2020 Results

NORFOLK, Va., Aug. 6, 2020 /PRNewswire/ -- PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the second quarter of 2020. Net income attributable to PRA Group, Inc. was $57.9 million compared to $18.6 million in the second quarter of 2019. Diluted earnings per share were $1.26 compared to $0.41 in the second quarter of 2019. For the six months ended June 30, 2020, net income attributable to PRA Group, Inc. was $77.0 million, or $1.68 per diluted share, compared to $33.8 million, or $0.74 per diluted share, during the same period in 2019.

Second Quarter Highlights

  Record global cash collections of $509.9 million, an increase of 8%, or 11% on a currency adjusted basis, compared to the second quarter of 2019.
  Record total revenues of $271.9 million, an increase of 8% compared to the second quarter of 2019.
  Record income from operations of $111.3 million, an increase of 76% compared to the second quarter of 2019.
  Cash efficiency ratio of 68.7% during the quarter compared to 60.4% in the second quarter of 2019.
  Net income of $57.9 million, an increase of 211% compared to the second quarter of 2019.
  Diluted earnings per share of $1.26, an increase of 207% compared to the second quarter of 2019.
  Total portfolio purchases of $164.5 million.
  Estimated Remaining Collections (ERC) of $6.4 billion.

"During June, we continued to see the same collection trends we reported in April and May. Cash collections were particularly strong in the U.S. and helped drive a global record during the second quarter. As discussed on our Q1 2020 conference call, due to various circumstances, we believe U.S. consumers have additional discretionary funds, and many are taking this opportunity to voluntarily resolve their debts. Demonstrating this, U.S. cash collections from PRA's digital channel grew over 90% from Q2 2019. Europe cash collections were similar to those in the second quarter of last year and well ahead of our expectations, so we are pleased with the results there as well," said Kevin Stevenson, president and chief executive officer. "We continue to see delayed investment volumes particularly in Europe but expect that to pick up later in the year as sellers have been moving forward with their sale processes more recently. We also anticipate a wave of charge-offs next year, and we will be well prepared to help our bank partners and provide our customers with the respect and solutions they have come to expect from PRA."

Cash Collections and Revenues

  The following table presents cash collections by quarter and by source on an as reported and currency-adjusted basis:

Cash Collection Source	2020		2019
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas Core	$ 343,269	$ 305,780	$ 276,639	$ 279,902	$ 294,243
Americas Insolvency	38,685	43,210	40,801	45,759	49,770
Europe Core	115,145	131,340	126,649	118,917	117,635
Europe Insolvency	12,841	14,243	12,520	8,639	8,626
Total Cash Collections	$ 509,940	$ 494,573	$ 456,609	$ 453,217	$ 470,274

Cash Collection Source
Constant Currency Adjusted	2020				2019
($ in thousands)	Q2				Q2
Americas Core	$ 343,269				$ 288,595
Americas Insolvency	38,685				49,721
Europe Core	115,145				112,928
Europe Insolvency	12,841				8,351
Total Cash Collections	$ 509,940				$ 459,595

  Cash collections in the quarter increased $39.7 million compared to the second quarter of 2019. The increase was primarily due to a 37% increase in U.S. call center and other cash collections. This was partially offset by a decrease in Americas Insolvency cash collections since investment levels are not offsetting the runoff of older portfolios. For the six months ended June 30, 2020, cash collections increased $73.1 million compared to the same period last year.
  Portfolio income was $248.3 million compared to $249.2 million in income recognized on finance receivables in the second quarter of 2019.
  Changes in expected recoveries were a net positive of $19.8 million. This reflects $119.5 million in recoveries in excess of forecast from overperformance during the quarter, partially offset by a negative $99.7 million adjustment for changes in expected future recoveries as the Company has assumed the majority of the current quarter overperformance is acceleration of future collections and made additional cash forecast adjustments deemed appropriate given the current environment in which the Company operates.

Expenses

  Operating expenses in the quarter decreased $26.9 million compared to the second quarter of 2019. The decrease was primarily driven by a reduction in legal collection costs mainly as a result of the Company's decision to temporarily cease moving accounts into a legal eligible status in the U.S., along with the closure of courts in many of our European countries, as a result of the COVID-19 pandemic. In addition, there was a decrease in compensation and employee benefits from a reduction in U.S. call center staff as a result of efficiencies realized through technology, training, and data and analytics.
  For the six months ended June 30, 2020, operating expenses decreased $26.6 million compared to the same period last year.
  Interest expense decreased $0.6 million compared to the second quarter of 2019 primarily due to lower average interest rates.
  The effective tax rate for the six months ended June 30, 2020 was 17.2%.

Portfolio Acquisitions

  The Company purchased $164.5 million in finance receivables in the second quarter of 2020.
  At the end of the second quarter, the Company had in place forward flow commitments of up to $383.7 million with $272.3 million in the Americas and $111.4 million in Europe.

Portfolio Acquisition Source	2020		2019
($ in thousands)	Q2	Q1	Q4	Q3	Q2
Americas Core	$ 110,474	$ 172,697	$ 118,153	$ 168,185	$ 121,996
Americas Insolvency	14,527	20,772	22,650	26,311	26,092
Europe Core	34,247	60,990	218,919	64,728	136,344
Europe Insolvency	5,251	18,778	42,613	19,772	4,715
Total Portfolio Acquisitions	$ 164,499	$ 273,237	$ 402,335	$ 278,996	$ 289,147

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call until Aug. 13, 2020, call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10146542.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein which are not historical in nature, including PRA Group, Inc.'s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.'s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.'s filings with the Securities and Exchange Commission including but not limited to PRA Group, Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.'s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Revenues:
Portfolio income	$ 248,284	$ -	$ 510,306	$ -
Changes in expected recoveries	19,801	-	6,985	-
Income recognized on finance receivables	-	249,219	-	488,055
Fee income	2,639	2,707	4,848	9,081
Other revenue	1,186	131	1,555	798
Total revenues	271,910	252,057	523,694	497,934

Net allowance charges	-	(1,196)	-	(7,291)

Operating expenses:
Compensation and employee services	70,472	79,808	145,643	159,453
Legal collection fees	13,742	14,297	28,314	27,356
Legal collection costs	19,507	33,121	53,954	68,350
Agency fees	10,343	13,013	23,719	27,045
Outside fees and services	18,683	16,293	38,077	31,541
Communication	8,812	10,824	22,323	24,025
Rent and occupancy	4,471	4,491	8,955	8,854
Depreciation and amortization	4,109	4,723	8,193	9,295
Other operating expenses	10,491	10,926	22,696	22,511
Total operating expenses	160,630	187,496	351,874	378,430
Income from operations	111,280	63,365	171,820	112,213

Other income and (expense):
Interest expense, net	(35,416)	(36,027)	(72,627)	(70,008)
Foreign exchange gain/(loss)	683	(311)	2,966	5,953
Other	(1,582)	248	(1,658)	(104)
Income before income taxes	74,965	27,275	100,501	48,054

Income tax expense	14,137	5,075	17,237	8,942
Net income	60,828	22,200	83,264	39,112
Adjustment for net income attributable to noncontrolling interests	2,914	3,581	6,215	5,266
Net income attributable to PRA Group, Inc.	$ 57,914	$ 18,619	$ 77,049	$ 33,846

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 1.27	$ 0.41	$ 1.69	$ 0.75
Diluted	$ 1.26	$ 0.41	$ 1.68	$ 0.74

Weighted average number of shares outstanding:
Basic	45,548	45,387	45,500	45,363
Diluted	45,987	45,495	45,886	45,457

PRA Group, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)
(Amounts in thousands)
	(unaudited)
	June 30,	December 31,
ASSETS	2020	2019

Cash and cash equivalents	$ 115,741	$ 119,774
Investments	18,746	56,176
Finance receivables, net	3,351,532	3,514,165
Other receivables, net	15,532	10,606
Income taxes receivable	23,166	17,918
Deferred tax asset, net	64,548	63,225
Property and equipment, net	59,285	56,501
Right-of-use assets	58,213	68,972
Goodwill	444,507	480,794
Intangible assets, net	3,666	4,497
Other assets	42,888	31,263

Total assets	$ 4,197,824	$ 4,423,891

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 4,667	$ 4,258
Accrued expenses	72,871	88,925
Income taxes payable	31,226	4,046
Deferred tax liability, net	59,860	85,390
Lease liabilities	62,706	73,377
Interest-bearing deposits	120,520	106,246
Borrowings	2,580,068	2,808,425
Other liabilities	71,044	26,211

Total liabilities	3,002,962	3,196,878

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares, 0	-	-
Common stock, par value $0.01, 100,000 shares authorized, 45,579 shares issued and outstanding at June 30, 2020; 100,000 shares authorized, 45,416 shares issued and outstanding at December 31, 2019	456	454
Additional paid-in capital	70,065	67,321
Retained earnings	1,439,680	1,362,631
Accumulated other comprehensive loss	(347,212)	(261,018)
Total stockholders' equity - PRA Group, Inc.	1,162,989	1,169,388
Noncontrolling interests	31,873	57,625
Total equity	1,194,862	1,227,013
Total liabilities and equity	$ 4,197,824	$ 4,423,891

Select Expenses (Income)
(in thousands, pre-tax)	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Acquisition/divestiture-related expenses	-	-	-	-	227	223	-	-
Legal costs not associated with normal operations	-	-	-	-	-	-	647	95
Noncash interest expense - amortization of debt discount	3,247	3,217	3,157	3,128	3,071	3,042	2,986	2,958
Noncash interest expense - amortization of debt issuance costs	2,743	2,640	2,649	2,649	2,655	2,636	2,723	2,524
Change in fair value on derivatives	3,284	2,039	1,247	1,126	1,645	349	673	(504)
Amortization of intangibles	351	349	407	400	418	347	907	994
Share-based compensation expense	3,063	2,857	2,809	2,974	2,620	2,314	1,600	2,361

Purchase Price Multiples
as of June 30, 2020
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	ERC-Historical Period Exchange Rates (3)	Total Estimated Collections (4)	ERC-Current Period Exchange Rates (5)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (6)
Americas Core
1996-2009	$ 930,026	$ 25,275	$ 2,876,410	$ 25,275	309%	238%
2010	148,193	16,361	527,054	16,361	356%	247%
2011	209,602	29,000	725,887	29,000	346%	245%
2012	254,076	35,475	661,919	35,475	261%	226%
2013	390,826	62,664	912,274	62,664	233%	211%
2014	404,117	99,011	891,394	96,700	221%	204%
2015	443,114	163,023	933,558	162,489	211%	205%
2016	455,767	301,974	1,099,686	287,328	241%	201%
2017	532,851	453,291	1,207,541	448,520	227%	193%
2018	653,975	670,175	1,340,743	657,985	205%	202%
2019	581,476	898,263	1,222,926	868,031	210%	206%
2020	283,041	543,573	580,673	543,573	205%	205%
Subtotal	5,287,064	3,298,085	12,980,065	3,233,401
Americas Insolvency
1996-2009	397,453	681	835,919	681	210%	178%
2010	208,942	868	546,829	868	262%	184%
2011	180,432	743	370,148	743	205%	155%
2012	251,395	495	392,466	495	156%	136%
2013	227,834	1,380	354,901	1,380	156%	133%
2014	148,420	2,088	217,662	2,074	147%	124%
2015	63,170	4,344	87,824	4,344	139%	125%
2016	91,442	14,160	115,267	14,146	126%	123%
2017	275,257	86,263	345,821	86,263	126%	125%
2018	97,879	81,259	130,790	81,259	134%	127%
2019	123,077	132,192	160,420	132,061	130%	128%
2020	35,298	44,941	47,686	44,941	135%	135%
Subtotal	2,100,599	369,414	3,605,733	369,255
Total Americas	7,387,663	3,667,499	16,585,798	3,602,656
Europe Core
2012	20,409	292	40,720	221	200%	187%
2013	20,334	148	25,132	110	124%	119%
2014	773,811	731,226	2,215,272	632,283	286%	208%
2015	411,340	308,026	733,076	273,940	178%	160%
2016	333,090	298,696	556,757	290,948	167%	167%
2017	252,174	218,286	359,556	197,823	143%	144%
2018	341,775	374,650	524,165	361,620	153%	148%
2019	518,610	668,732	782,184	637,980	151%	152%
2020	94,763	165,081	172,597	165,081	182%	182%
Subtotal	2,766,306	2,765,137	5,409,459	2,560,006
Europe Insolvency
2014	10,876	573	18,136	490	167%	129%
2015	18,973	4,220	29,099	3,534	153%	139%
2016	39,338	12,951	56,808	13,132	144%	130%
2017	39,235	24,680	48,839	22,626	124%	128%
2018	44,908	41,089	55,096	39,915	123%	123%
2019	77,218	85,331	101,282	79,841	131%	130%
2020	23,017	29,757	30,776	29,757	134%	134%
Subtotal	253,565	198,601	340,036	189,295
Total Europe	3,019,871	2,963,738	5,749,495	2,749,301
Total PRA Group	$ 10,407,534	$ 6,631,237	$ 22,335,293	$ 6,351,957

(1) Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.

(2) For our non-US amounts, purchase price is presented at the exchange rate at the end of the year in which the pool was purchased.  In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

(3) For our non-US amounts, ERC-Historical Period Exchange Rates is presented at the year-end exchange rate for the respective year of purchase.
(4) For our non-U.S. amounts, Total Estimated Collections is presented at the year-end exchange rate for the respective year of purchase.
(5) For our non-U.S. amounts, ERC-Current Period Exchange Rates is presented at the June 30, 2020 exchange rate.
(6) The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information
Year-to-date as of June 30, 2020
Amounts in thousands

Purchase Period	Cash Collections(1)	Portfolio Income (1)	Changes in Expected Recoveries(1)	Total Portfolio Revenue (1) (2)	Net Finance Receivables as of June 30, 2020 (3)
Americas Core
1996-2009	$ 7,348	$ 5,560	$ (1,406)	$ 4,154	$ 6,071
2010	3,678	3,536	(857)	2,679	2,486
2011	6,281	5,941	(2,248)	3,693	5,117
2012	6,802	6,093	(4,225)	1,868	11,070
2013	13,149	9,990	(8,009)	1,981	22,418
2014	18,121	14,251	(15,672)	(1,421)	35,200
2015	32,948	19,999	(13,822)	6,177	66,386
2016	57,081	32,839	(755)	32,084	113,660
2017	108,504	50,175	17,559	67,734	200,463
2018	183,021	76,976	6,452	83,428	356,085
2019	175,029	95,119	14,877	109,996	448,861
2020	37,087	21,374	10,312	31,686	277,335
Subtotal	649,049	341,853	2,206	344,059	1,545,152
Americas Insolvency
1996-2009	197	$ 235	(38)	197	-
2010	269	312	(43)	269	-
2011	275	229	46	275	-
2012	546	458	174	632	-
2013	742	763	(20)	743	-
2014	1,378	1,789	(896)	893	262
2015	5,624	2,819	(219)	2,600	2,755
2016	7,709	2,060	(616)	1,444	11,164
2017	32,245	9,047	(2,692)	6,355	69,529
2018	15,394	4,655	3,010	7,665	66,722
2019	14,770	5,870	2,790	8,660	108,218
2020	2,746	1,098	(264)	834	33,190
Subtotal	81,895	29,335	1,232	30,567	291,840
Total Americas	730,944	371,188	3,438	374,626	1,836,992
Europe Core
2012	591	454	137	591	-
2013	320	216	104	320	-
2014	72,661	54,323	2,336	56,659	166,870
2015	26,772	15,775	(213)	15,562	142,997
2016	23,270	13,529	(1,336)	12,193	167,532
2017	17,870	6,932	(1,285)	5,647	136,984
2018	35,776	13,293	3,562	16,855	234,775
2019	61,779	22,118	(2,085)	20,033	422,528
2020	7,446	2,966	1,348	4,314	91,298
Subtotal	246,485	129,606	2,568	132,174	1,362,984
Europe Insolvency
2014	410	320	(17)	303	192
2015	1,603	769	93	862	2,154
2016	4,064	1,700	(241)	1,459	9,262
2017	4,747	1,054	191	1,245	19,580
2018	4,845	1,521	(237)	1,284	33,977
2019	10,386	3,429	992	4,421	63,555
2020	1,029	719	198	917	22,836
Subtotal	27,084	9,512	979	10,491	151,556
Total Europe	273,569	139,118	3,547	142,665	1,514,540
Total PRA Group	$ 1,004,513	$ 510,306	$ 6,985	$ 517,291	$ 3,351,532

(1) For our non-U.S. amounts, amounts are presented using the average exchange rates during the current reporting period.
(2) Total Portfolio Revenue refers to portfolio income and changes in expected recoveries combined.
(3) For our non-U.S. amounts, net finance receivables are presented at the June 30, 2020 exchange rate.

Cash Collections by Year, By Year of Purchase(1)
as of June 30, 2020
Amounts in millions

Purchase Period	Purchase Price (2)(3)	Cash Collections
		1996-2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	Total
Americas Core
1996-2009	$ 930.0	$ 1,647.7	$ 295.7	$ 253.5	$ 201.6	$ 146.4	$ 101.8	$ 71.2	$ 45.7	$ 30.5	$ 23.3	$ 19.2	$ 7.3	$ 2,843.9
2010	148.2	—	47.1	113.6	109.9	82.0	55.9	38.1	24.5	15.6	11.1	9.2	3.7	510.7
2011	209.6	—	—	62.0	174.5	152.9	108.5	73.8	48.7	32.0	21.6	16.6	6.3	696.9
2012	254.1	—	—	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	6.8	626.5
2013	390.8	—	—	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	13.2	849.6
2014	404.1	—	—	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	18.2	786.3
2015	443.1	—	—	—	—	—	—	117.0	228.4	185.9	126.6	83.6	32.9	774.4
2016	455.8	—	—	—	—	—	—	—	138.7	256.5	194.6	140.6	57.1	787.5
2017	532.9	—	—	—	—	—	—	—	—	107.3	278.7	256.5	108.5	751.0
2018	654.0	—	—	—	—	—	—	—	—	—	122.7	361.9	183.0	667.6
2019	581.5	—	—	—	—	—	—	—	—	—	—	143.8	175.0	318.8
2020	283.0	—	—	—	—	—	—	—	—	—	—	-	37.1	37.1
Subtotal	5,287.1	1,647.7	342.8	429.1	542.9	656.5	752.9	844.8	837.1	860.9	945.0	1,141.5	649.1	$ 9,650.3
Americas Insolvency
1996-2009	397.5	204.3	147.1	156.7	145.4	109.3	57.0	7.6	3.6	2.2	1.1	0.7	0.2	835.2
2010	208.9	—	39.5	104.5	125.0	121.7	101.9	43.6	5.0	2.4	1.4	0.7	0.3	546.0
2011	180.4	—	—	15.2	66.4	82.8	85.8	76.9	36.0	3.7	1.6	0.7	0.3	369.4
2012	251.4	—	—	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.5	391.9
2013	227.8	—	—	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	0.7	353.5
2014	148.4	—	—	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	1.4	215.6
2015	63.2	—	—	—	—	—	—	3.4	17.9	20.1	19.8	16.7	5.6	83.5
2016	91.4	—	—	—	—	—	—	—	18.9	30.4	25.0	19.9	7.7	101.9
2017	275.3	—	—	—	—	—	—	—	—	49.1	97.3	80.9	32.3	259.6
2018	97.9	—	—	—	—	—	—	—	—	—	6.7	27.4	15.4	49.5
2019	123.1	—	—	—	—	—	—	—	—	—	—	13.4	14.8	28.2
2020	35.3	—	—	—	—	—	—	—	—	—	—	—	2.7	2.7
Subtotal	2,100.6	204.3	186.6	276.4	354.2	469.9	458.4	344.2	249.8	222.4	207.9	181.0	81.9	3,237.0
Total Americas	7,387.7	1,852.0	529.4	705.5	897.1	1,126.4	1,211.3	1,189.0	1,086.9	1,083.3	1,152.9	1,322.5	731.0	12,887.3
Europe Core
2012	20.4	—	—	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	0.6	37.7
2013	20.3	—	—	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.3	22.9
2014	773.8	—	—	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	72.6	1,364.2
2015	411.3	—	—	—	—	—	—	45.8	100.3	86.2	80.9	66.1	26.7	406.0
2016	333.1	—	—	—	—	—	—	—	40.4	78.9	72.6	58.0	23.3	273.2
2017	252.2	—	—	—	—	—	—	—	—	17.9	56.0	44.1	17.9	135.9
2018	341.8	—	—	—	—	—	—	—	—	—	24.3	88.7	35.8	148.8
2019	518.6	—	—	—	—	—	—	—	—	—	—	48.0	61.8	109.8
2020	94.8	—	—	—	—	—	—	—	—	—	—	—	7.5	7.5
Subtotal	2,766.3	-	-	-	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.2	246.5	2,506.0
Europe Insolvency
2014	10.9	—	—	—	—	—	-	4.3	3.9	3.2	2.6	1.5	0.4	15.9
2015	19.0	—	—	—	—	—	—	3.0	4.4	5.0	4.8	3.9	1.6	22.7
2016	39.3	—	—	—	—	—	—	—	6.2	12.7	12.9	10.7	4.0	46.5
2017	39.2	—	—	—	—	—	—	—	—	1.2	7.9	9.2	4.8	23.1
2018	44.9	—	—	—	—	—	—	—	—	—	0.6	8.4	4.9	13.9
2019	77.2	—	—	—	—	—	—	—	—	—	—	5.0	10.3	15.3
2020	23.0	—	—	—	—	—	—	—	—	—	—	—	1.0	1.0
Subtotal	253.5	-	-	-	-	-	-	7.3	14.5	22.1	28.8	38.7	27.0	138.4
Total Europe	3,019.8	-	-	-	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	273.5	2,644.4
Total PRA Group	$ 10,407.5	$ 1,852.0	$ 529.4	$ 705.5	$ 908.7	$ 1,142.5	$ 1,378.6	$ 1,539.6	$ 1,492.0	$ 1,512.4	$ 1,625.1	$ 1,841.4	$ 1,004.5	$ 15,531.7

(1) For our non-U.S. amounts, Cash Collections are presented using the average exchange rates during the cash collection period.
(2) Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.

(3) For our non-US amounts, purchase price is presented at the exchange rate at the end of the year in which the pool was purchased.  In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com